Exhibit 24.1

July 18, 2016

Melissa K. Caen and Laura O. Hewett

Ms. Caen and Ms. Hewett:

The Southern Company (the “Company”) proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale by the Company of shares of its common stock under the AGL Resources Inc. Retirement Savings Plus Plan and the Nicor Gas Thrift Plan, in an amount not to exceed 8,000,000 shares, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any necessary or appropriate amendment or amendments (including post-effective amendments) thereto and any necessary exhibits.

The Company hereby authorizes you or either of you to execute said registration statement or statements and any amendments (including post-effective amendments) thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of the Company hereby authorize you or either of you to sign said registration statement or statements on their behalf as attorney-in-fact and any necessary or appropriate amendment or amendments (including post-effective amendments) thereto and to file the same as aforesaid.

Yours very truly,

THE SOUTHERN COMPANY

By	/s/Thomas A. Fanning
Thomas A. Fanning Chairman, President and Chief Executive Officer

/s/Juanita Powell Baranco Juanita Powell Baranco	/s/John D. Johns John D. Johns
/s/Jon A. Boscia Jon A. Boscia	/s/Dale E. Klein Dale E. Klein
/s/Henry A. Clark III Henry A. Clark III	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Thomas A. Fanning Thomas A. Fanning	_____________________________ Steven R. Specker
/s/David J. Grain David J. Grain	/s/Larry D. Thompson Larry D. Thompson
/s/Veronica M. Hagen Veronica M. Hagen	/s/E. Jenner Wood III E. Jenner Wood III
/s/Warren A. Hood, Jr. Warren A. Hood, Jr.	/s/Art P. Beattie Art P. Beattie
/s/Linda P. Hudson Linda P. Hudson	/s/Ann P. Daiss Ann P. Daiss
/s/Donald M. James Donald M. James

Extract from minutes of meeting of the board of directors of The Southern Company.

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RESOLVED FURTHER: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance and sale by the Company of shares of Common Stock under the Plans and any amendment or amendments (including post-effective amendments) thereto, the Company, the members of its Board of Directors and its officers are hereby authorized to give their several powers of attorney to Melissa K. Caen and Laura O. Hewett;

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The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on July 18, 2016, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: July 29, 2016	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Secretary